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                                                                      EXHIBIT 24


                        SELDEN, FOX AND ASSOCIATES, LTD.
                           a professional corporation
                  Certified Public Accountants and Consultants
                              619 Enterprise Drive
                           Oak Brook, Illinois 60521
                                    -------
                                  708-954-1400
                                Fax 708-954-1327


                                                                    May 29, 1996

To the Board of Directors and
   Shareholders of MicroENERGY, Inc.


     We hereby consent to the use of our independent auditor's report dated September 7, 1995 which expresses an unqualified opinion on the consolidated financial statements of MicroENERGY, Inc. and its Subsidiary at June 30, 1995 and 1994, and for the years ended June 30, 1995, 1994 and 1993, which will be included with those financial statements reprinted in their entirety and without modification, in Amendment No. 2 to the Form S-1 Registration Statement to be filed with the Securities and Exchange Commission in May, 1996 and to reference to our firm under the heading "Experts" in the prospectus.



                                             Selden, Fox & Associates
                                             Certified Public Accountants